UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 18, 2021
Date of Report
(Date of earliest event reported)
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Core-Mark Holding Company, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Solana Boulevard, Suite 3400		76262
Westlake,	Texas
(Address of principal executive offices)		(Zip Code)
(940) 293-8600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CORE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(d) On May 18, 2021, Mr. Gary F. Colter and Mr. Randolph I. Thornton elected to retire from the Board of Directors (the “Board”) of Core-Mark Holding Company Inc. (the “Company”) and Ms. Rosemary Turner was elected to the Board as an independent director. Ms. Turner, 60, is currently Chair of the San Francisco Federal Reserve Board of Directors, where she has served as a member since 2016, and has been a Senior Advisor to Oaktree Transportation Infrastructure Fund since 2020. Ms. Turner held a variety of leadership positions during a 40-year career with UPS, including as president of the Nebraska / North and South Dakota, Southern California and Chesapeake regions, before she retired in 2019 from her role as President of the Northern California region. She also currently serves on the boards of directors of TFI International (NYSE: TFII), The Bouqs, and SCAN Health Plan, a non-profit medical advantage organization, where she is chair of the audit and compliance committee. Ms. Turner has a bachelor’s degree in Accounting from Loyola Marymount University. She served as a member of Loyola Marymount University’s Board of Trustees from 2014 until 2021. Ms. Turner was nominated to serve on the Board of Core-Mark based on her rich experience with logistics and distribution and for her financial, accounting and governance expertise.

Ms. Turner will receive the Company’s standard non-employee director compensation package, which includes an annual retainer of $80,000 and a grant of restricted stock units under the Company’s 2019 Long-Term Incentive Plan (having a value on the date of grant of approximately $100,000). The RSU award fully vests on February 1, 2022.
Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting was held on May 18, 2021.

(b) Of the 45,163,705 shares of common stock outstanding and entitled to vote, 41,473,435 shares, or 91.8%, were represented at the Annual Meeting. During the Annual Meeting, the stockholders voted on the following matters:

Proposal 1 – Election of Directors

•     Duly elected the following eight individuals to the Board to serve as directors until the 2022 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

	Votes For	Votes Against	Abstain	Broker Non-Votes(1)
Stuart W. Booth	39,495,856	1,189,287	4,322	783,970
Rocky Dewbre	40,499,819	185,324	4,322	783,970
Laura Flanagan	40,037,572	647,697	4,196	783,970
Robert G. Gross	40,302,735	382,257	4,473	783,970
Scott E. McPherson	40,131,460	552,681	5,324	783,970
Diane Randolph	40,119,246	566,174	4,045	783,970
Harvey L. Tepner	39,736,848	948,295	4,322	783,970
Rosemary Turner	40,473,786	211,633	4,046	783,970

Proposal 2 – Advisory Resolution to Approve Named Executive Compensation

•     Duly approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in our Proxy Statement as filed with the Securities and Exchange Commission on April 5, 2021.

	Votes For	Votes Against	Abstain	Broker Non-Votes(1)
Advisory approval of executive compensation	40,110,959	571,717	6,789	783,970

Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm

•     Duly ratified Deloitte & Touche LLP to serve as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021.

	Votes For	Votes Against	Abstain	Broker Non-Votes(1)
Deloitte & Touche LLP	40,986,356	484,277	2,802	—

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(1) A non-vote occurs when brokers or nominees have voted on some of the matters to be acted on at a meeting, but do not vote on certain other matters because, under the applicable rules, they are not allowed to vote on those other matters without instructions from the beneficial owner of the shares. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting, but have no effect on the outcome of the vote for the election of directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date:	May 20, 2021	By:	/s/ CHRISTOPHER M. MILLER
		Name:	Christopher M. Miller
		Title:	Executive Vice President, Chief Financial Officer